Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 23, 2010

Cadiz Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-12114	77-0313235
(Commission File Number)	(IRS Employer Identification No.)

550 South Hope Street, Suite 2850, Los Angeles, California	90071
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (213) 271-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

The Boards of Directors of Santa Margarita Water District (“Santa Margarita”) and Three Valleys Municipal Water District have both authorized option and environmental cost sharing agreements with Cadiz Inc. (the “Company”) to proceed with the Cadiz Water Conservation & Storage Project (“Project”).  The agreements approved by these two Southern California water agencies commit funds to the environmental review and also provide the agencies with options to acquire both a firm annual supply of water conserved by the Project and storage rights in the Project once the environmental review is complete.  Pursuant to the agreements, each agency has the right to acquire 5,000 acre-feet of water and Santa Margarita has a further option for an additional 10,000 acre-feet of water all at a pre-determined price formula.  The pricing for storage, also set out in the agreements, is based on volume and class of delivery acquired. Copies of the agreements are attached hereto as Exhibits 10.1, 10.2 and 10.3, and are hereby incorporated by reference.

Item 8.01     Other Events

On June 24, 2010, Cadiz Inc. issued a press release announcing that the Company has entered into option and environmental cost sharing agreements with Santa Margarita Water District and Three Valleys Municipal Water District, as described above in Item 1.01 of this Form 8-K.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01     Financial Statement and Exhibits

    (d)  Exhibits

    10.1     Form of Option Agreement with Santa Margarita Water District

    10.2     Form of Environmental Processing and Cost Sharing Agreement with Santa Margarita Water District

    10.3     Form of Environmental Processing and Cost Sharing Agreement with Three Valleys Municipal Water District

    99.1     Press Release dated June 24, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cadiz Inc.

By:	/s/ Timothy J. Shaheen
Timothy J. Shaheen
Chief Financial Officer

Dated:  June 24, 2010